EXHIBIT 10.2

SUBSCRIPTION AGREEMENT

MOJO DATA SOLUTIONS, INC.

THIS SUBSCRIPTION AGREEMENT (the “Agreement”), by and between MOJO DATA SOLUTIONS, INC., a Puerto Rico corporation (the “Company”), and the undersigned person (the “Investor”) who is subscribing hereby for Units (the “Units”) of the Company for $0.25 per Unit, each Unit consisting of one share of common stock, par value $0.001 per share (the “Common Stock”), of the Company and one warrant to purchase one share of Common Stock of the Company for $0.50 from the date of issuance until the fifth anniversary date of the date of issuance (the “Warrant,” and together with the shares of Common Stock underlying the Unit and issuable upon the exercise of the Warrant, the “Securities”), on the terms and conditions and in the manner described in this Agreement and as set forth in that certain Confidential Private Placement Memorandum (the “Memorandum”) and the exhibits thereto (collectively, the “Offering Materials”).

WHEREAS, the Investor desires to purchase the number of Units of the Company as set forth on the Signature Page to this Agreement on the terms and conditions set forth in this Agreement and the Memorandum in a private placement of securities by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available to the Company under Section 4(a)(2) (formerly Section 4(2)) and Rule 506(b) under Regulation D promulgated under the Securities Act (the “Offering”);

WHEREAS, the Investor acknowledges that he or she is required to enter into this Agreement and to complete the Confidential Prospective Purchaser Questionnaire attached as Exhibit B to the Memorandum before the Company will consider accepting the Investor’s investment in the Units of the Company;

WHEREAS, the Investor understands that the Purchase Price will be placed in an Attorney Escrow Account prior to Closing pursuant to the terms and conditions of the Memorandum and that certain Escrow Agreement attached as Exhibit C to the Memorandum;

WHEREAS, the Investor understands that the subscription may not be withdrawn by the Investor once placed in escrow, and that the Company may reject any subscription in whole or in part, at any time, for any reason or for no reason. In addition, the Investor understands that the Company, in its sole discretion, may accept subscriptions for less than minimum investment stated in the Memorandum. If the Company rejects any subscriptions, the Escrow Agent shall promptly return the deposited proceeds to the Investor without interest thereon or deduction therefrom.

NOW, THEREFORE, in consideration of the foregoing and of the covenants contained herein, the sufficiency of which is hereby mutually accepted, the parties hereby agree as follows:

A.	Subscription.

1.	The Investor hereby subscribes for the number of Units in the Company as set forth on the Signature Page to this Agreement at a purchase price per Unit set forth on such Signature Page. The Investor tenders herewith the purchase price of the Units subscribed for as set forth on the Signature Page to this Subscription Agreement in the form of a check payable to the order of “Magri Law Firm Trust Account f/b/o MOJO” or a transfer wire to the Escrow Agent as set forth in the Wire Instructions attached as Exhibit E to the Memorandum.

2.	The Company shall use the net proceeds of this Subscription as described in the Memorandum.

3.	The Investor understands and hereby acknowledges that:

a.	The Investor’s subscription for the Units may be accepted or rejected in whole or part by the Company in its sole and absolute discretion.

b.	This subscription is and shall be irrevocable once delivered to the Company except that the Investor shall have no obligations hereunder in the event that this subscription is rejected or the Offering is terminated by the Company.

c.	The Units and Securities have not been registered under the Securities Act and the Securities, when issued, will be deemed to be “restricted securities” under Rule 144 promulgated under the Securities Act and will bear a customary Rule 144 legend. There is no obligation for the Company to register the Securities. The Securities may not be sold, transferred or assigned in the absence of an effective registration statement for such Securities under the Securities Act or an opinion of counsel, in form, substance and scope, is received by the Company, to its satisfaction, that registration is not required under the Securities Act or unless sold pursuant to Rule 144 promulgated under the Securities Act.

d.	The Securities and Exchange Commission has not reviewed or passed upon the accuracy or adequacy of the Offering Materials. No state securities law administrator has passed on or endorsed the merits of the Offering or the accuracy or the adequacy of the Offering Materials. Any representation to the contrary is unlawful.

e.	No minimum amount of Units need be sold by the Company. Upon acceptance of the subscription by the Company, the proceeds from the sale of the Units will be made immediately available to the Company and will be utilized by the Company as determined by its Board of Directors and subject to change.

f.	It is intended that the Units will be made available only to “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Units are being offered pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws for non-public offerings. Such exemptions limit the number and types of investors to which the Offering will be made and restrict subsequent transfers of the interests.

g.	The Offering Materials do not constitute an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized. In addition, this Agreement constitutes an offer only if a name and identification number appear in the appropriate spaces provided on the cover page of the Agreement and constitutes an offer only to the person whose name appears thereon. Any reproduction or distribution of the Offering Materials in whole or in part, or the divulgence of any of their contents, without the prior written consent of the Company, is prohibited. Any person acting contrary to the foregoing restrictions may place himself and the Company in violation of federal or state securities laws.

Exhibit A - Subscription Agreement	Page 2

h.	In deciding whether to purchase Units, the Investor must conduct and rely on its own evaluation of the Company and the terms of the Offering, including the merits and risks involved in making an investment decision with respect to the Securities. Prospective investors should not construe the contents of the Offering Materials or any prior or subsequent communications from the Company, or any professional associated with the Offering, as legal or tax advice. The Investor should consult his/her own tax counsel, accountant or business advisor, respectively, as to legal, tax and related matters concerning its purchase of the Units.

i.	The Company shall use the net proceeds of this Subscription for general working capital purposes.

j.	Except as otherwise indicated, the Agreement speaks as of the date thereof. Neither the delivery of the Agreement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof.

B.	Closing.

1.	The consummation of the Offering shall take place by email or facsimile or at place as determined by the Company and Investor (the “Closing”).

2.	On the date of Closing (the “Closing Date”), the Investor shall deliver a check for the purchase price to the Company in readily available funds. Within three (3) business days after the Closing, the Company shall deliver a certificate evidencing the number of shares of Common Stock underlying the number of Units purchased and registered in the name of the Investor (or his or her designee, as approved by the Company) and a Warrant exercisable for the amount of shares of Common Stock equal to the number of Units purchased registered in the name of the Investor (or his or her designee, as approved by the Company).

C.	Representations, Warranties and Covenants of Investor.

The Investor hereby represents, warrants and covenants as to the following:

1.	The Investor is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

2.	The Investor is acquiring the Units for his or her own account for investment purposes only, and not with a view to distribution or resale, and agrees not to sell, hypothecate or otherwise dispose of the Securities unless such Securities have been registered under the Securities Act and applicable state securities laws or, in the opinion of counsel for the Company, an exemption from the registration requirements of the Securities Act and such laws is available, and subject to the terms and conditions of the Offering Materials.

Exhibit A - Subscription Agreement	Page 3

3.	The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Units.

4.	The Investor can bear the economic risks of his or her investment in the Units, including a complete loss of his or her investment.

5.	The Investor’s overall commitment to investments which are not readily liquid is not disproportionate to his or her net worth and his or her acquisition of the Units will not cause such overall commitment to become excessive.

6.	The Investor has adequate net worth and means of providing for his or her current needs and personal contingencies to sustain a complete loss of his or her investment in the Units and he or she has no need for liquidity in this investment in the Units.

7.	The Investor has such knowledge and experience in financial matters that he or she is capable of evaluating the merits and risks of an investment in the Company.

8.	The Investor understands and is aware of the Company’s business plan and strategy, and has carefully read the Offering Materials and any supplemental documents delivered to the Investor relating to the Company and/or Units. The Company has made available to the Investor and/or the Investor’s attorney and/or the Investor’s accountant all documents that he, she or they have requested relating to an investment in the Company and has provided answers to all of his, her or their questions concerning the Offering and an investment in the Company. In evaluating the suitability of an investment in the Company, the Investor has not relied upon any representations or other information (whether oral or written) other than as contained in the Offering Materials or any documents or answers to questions so furnished to him or her by the Company.

9.	The Investor recognizes that an investment in the Company involves certain risks, and he or she is fully aware of, and understands all of, the risks related to the purchase of the Units.

10.	The Investor has had the opportunity to discuss with his or her professional legal, tax and financial advisors the suitability of an investment in the Company for his or her particular tax and financial situation. All information that the Investor has provided to the Company concerning himself or herself and his or her financial position is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the sale of the Units to the Investor, he or she will immediately provide advise the Company.

11.	The Investor, if a corporation, partnership (general or limited), trust or other similar entity, has not been formed, organized, reorganized, expanded or altered for the specific purpose of acquiring the Units.

12.	The Investor agrees to indemnify and hold harmless the Company and its officers, agents, representatives, employees and affiliates from any and all liability, loss or expense (including reasonable attorneys’ fees), whether arising under common law, securities laws or otherwise, if the Investor, alone or with others, breaches any of the representations or warranties contained in this Agreement.

Exhibit A - Subscription Agreement	Page 4

13.	If this Agreement is executed and delivered on behalf of a partnership, corporation, trust or other entity, this Agreement has been duly authorized by all necessary actions of the Investor and is the valid, binding and enforceable obligation of the Investor (except as enforcement may be subject to the application of federal or state bankruptcy, insolvency, reorganization or moratorium laws or other laws affecting the rights of creditors generally), the undersigned has been duly authorized to execute and deliver this Agreement and all other instruments executed and delivered on behalf of such partnership, corporation, trust or other entity in connection with the purchase of the Units, the signature of the undersigned is binding upon such partnership, trust or other entity and the undersigned has delivered herewith the underlying partnership agreement, corporate charter documents or trust agreement of such entity and such other evidence of the ability of such partnership, corporation or trust to purchase the Units as may be requested by the Company.

14.	The Investor agrees to be bound by the terms and conditions set forth in this Agreement, including, but not limited to, the transfer restrictions set forth herein.

15.	The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the Closing Date. If, in any respect, such representations and warranties shall not be true and accurate prior thereto, the Investor will give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

D.	Representations, Warranties and Covenants of the Company.

1.	Organization of the Company. The Company is a corporation duly organized and validly existing with an “active” status under the laws of the Commonwealth of Puerto Rico.

2.	Authorization of Transaction. The Company has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. When executed by the proper officer of the Company, this Agreement will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement by the Company has been duly and effectively authorized and approved by its board of directors and all requisite corporate action has been taken.

3.	Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the certificate of incorporation or bylaws of the Company, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its respective assets is subject (or result in the imposition of any lien upon any of the assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, would not have a Material Adverse Effect and would not create a lien on the assets.

Exhibit A - Subscription Agreement	Page 5

4.	Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.	Litigation. The Company is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor is it a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before any arbitrator. To the knowledge of the Company, no such action, suit, proceeding, hearing, or investigation has been threatened against the Company.

6.	Use of Proceeds. The Company shall use the net proceeds of this Subscription towards general working capital purposes.

7.	Disclosure. The representations and warranties made by the Company in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading.

E.	Miscellaneous.

1.	Expenses. All costs and expenses incurred in connection with this Agreement and each other agreement, document and instrument contemplated by this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

2.	Attorneys’ Fees. In the event that any party institutes any legal suit, action or proceeding, including arbitration, against the other party arising out of or relating to this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

3.	Further Assurances. Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

4.	Public Announcements. Unless otherwise required by applicable law (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

5.	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this paragraph.

Exhibit A - Subscription Agreement	Page 6

If to the Company:	MOJO Data Solutions, Inc.
2105 Plantation Village
Dorado, Puerto Rico 00646
Attn: Joseph Spiteri, President and CEO

with a copy to:	Philip Magri, Esq.
The Magri Law Firm, PLLC
2642 NE 9th Avenue
Fort Lauderdale, FL 33334
T: (646) 502-5900
F: (646) 836-9200
pmagri@magrilaw.com
www.magrilaw.com

If to Investor:	As reflected on the stock ledger of the Company.

6.	Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

7.	Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

8.	Entire Agreement. This Agreement, together with any other documents incorporated herein by reference and all related exhibits, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the related exhibits, the statements in the body of this Agreement shall control.

9.	Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

10.	Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Exhibit A - Subscription Agreement	Page 7

11.	Cumulative Remedies. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

12.	Equitable Remedies. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to equitable relief, including injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

13.	Assignment. Neither party may assign any of its rights obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this Section shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

14.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

15.	No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

16.	Governing Law. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Puerto Rico without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Puerto Rico or any other jurisdiction).

17.	Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby thereby.

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[SIGNATURE PAGE TO FOLLOW]

Exhibit A - Subscription Agreement	Page 8

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of the date written below.

Issuer:	MOJO Data Solutions, Inc.

Purchase Price:	$0.25 per Unit

Number of Units being Purchased by Investor:

Total Purchase Price (Number of Units multiplied by $0.25):

INVESTOR:

Name of Investor

Signature of Investor

Social Security Number (SSN)

Date:

Name of Co-Investor, if applicable

Signature of Co-Investor, if applicable

Social Security Number (SSN)

Date:

Exhibit A - Subscription Agreement	Page 9

The Units subscribed for hereby are being purchased as follows:

(Check One)
[ ]	individually	[ ]	partnership*
[ ]	joint tenants	[ ]	limited liability company*
[ ]	joint tenants with right of survivorship	[ ]	as custodian, trustee or agent for __________ corporation***
[ ]	tenants in common

Investor’s Name and	Co-Investor’s Name and Business
Business Address (please print or type)	Address (please print or type):

Investor’s Residence Address	Co-Investor’s Residence Address
(please print or type):	(please print or type):

*If a partnership or limited liability company, please include a copy of partnership agreement or operating agreement and certificate authorizing investment.

**If a custodian, trustee or agent, please include trust, agency or other agreement and certificate authorizing investment.

***If a corporation, please include articles of incorporation, certificate that investment was authorized, with corporate resolution or other document authorizing investment attached, certificate of incumbency of officers and either (1) audited financial statements or (2) financial statements certified by management for the preceding three fiscal years. Personal guaranties may be required of closely-held corporations.

The foregoing Subscription is hereby accepted.

MOJO DATA SOLUTIONS, INC.

By:
Joseph Spiteri, Chief Executive Officer and President

Date:

Exhibit A - Subscription Agreement	Page 10